UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2016

Truven Holding Corp.	Truven Health Analytics Inc.
(Exact name of registrant parent guarantor as specified in its charter)	(Exact name of registrant parent guarantor as specified in its charter)

Delaware	45-5164353	Delaware	06-1467923
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Phoenix Drive

Ann Arbor, Michigan 48108

(734) 913 -3000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.            Other Events.

Redemption of the Notes and Discharge of the Indenture

As previously reported, on February 18, 2016, Truven Health Analytics Inc. (“Truven”) and Truven Holding Corp. (“Holdco”) notified Bank of New York Mellon Trust Company, N.A. (the “Trustee”) of Truven’s optional election to redeem all of the outstanding principal amount of the 10.625% Senior Notes due 2020 issued by Truven (the “Notes”) pursuant to that certain Indenture, dated June 6, 2012, among Truven, Holdco and the Trustee (the “Indenture”).

On March 15, 2016, Truven delivered to the Trustee a revised notice of Truven’s optional election to redeem the $367.2 million aggregate principal amount of the Notes outstanding, which superseded the notice of redemption delivered on February 18, 2016, and instructed the Trustee to provide the revised notice of such optional redemption to the holders of the Notes in accordance with the terms of the Indenture.  Truven’s optional redemption remains conditioned on the occurrence of the closing of the sale by VCPH Holdings LLC, a Delaware limited liability company (“Seller”), and purchase by International Business Machines Corporation, a New York corporation (“Buyer”), of the sole outstanding share of common stock, par value $0.01 per share, of Holdco (such transaction, the “Stock Purchase”).  Truven expects the satisfaction and discharge of the Notes to occur on the anticipated closing date of the Stock Purchase, in accordance with the terms of that certain Stock Purchase Agreement, dated February 17, 2016, by and among Buyer, Seller, The Veritas Capital Fund IV, L.P., a Delaware limited partnership, The Veritas Capital Fund III, L.P., a Delaware limited partnership, and CIPH Holdings LLC, a Delaware limited liability company.  This Current Report on Form 8-K does not constitute a notice of redemption of the Notes.

Forward Looking Statements

Certain statements in this document regarding the Stock Purchase, the expected timetable for completing the Stock Purchase, benefits and synergies of the Stock Purchase, future opportunities for the combined company and products and any other statements regarding Truven’s future expectations, beliefs, goals, or prospects constitute forward-looking statements made within the meaning of Section 21E of the Exchange Act (collectively, “forward-looking statements”). Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the Stock Purchase and Truven’s ability to redeem the Notes; the satisfaction of the conditions to the completion of the Stock Purchase, including the receipt of the regulatory approvals required for the Stock Purchase, which may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the Stock Purchase; Truven is subject to intense competition and increased competition is expected in the future; the volatility of the international marketplace; and the other factors described in Truven’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its most recent quarterly report filed with the SEC. Truven assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUVEN HOLDING CORP.		TRUVEN HEALTH ANALYTICS INC.

(Registrant)		(Registrant)

By:	/s/ ANDRA K. HELLER	By:	/s/ ANDRA K. HELLER
Andra K. Heller, General Counsel and Secretary		Andra K. Heller, General Counsel and Secretary
Date: March 15, 2016		Date: March 15, 2016